Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-156736 of Community Financial Corporation on Form S-3 and in Registration Statement No. 333-109218 of Community Financial Corporation on Form S-8 of our report dated June 28, 2010, relating to our audits of the consolidated financial statements which appear in this Form 10-K of Community Financial Corporation for the year ended March 31, 2010.

/s/ Yount, Hyde and Barbour, P.C.

Winchester, Virginia
June 28, 2010